Exhibit 99.4

WeRide Inc.

21st Floor, Tower A, Guanzhou Life Science Innovation Center,

No. 51, Luoxuan Road, Guangzhou International Biotech Island,

Guangzhou 510005

People’s Republic of China

+86 (20) 2909-3388

February 23, 2023

VIA EDGAR

Division of Corporation Finance

Office of Chief Accountant

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	WeRide Inc.

Registration Statement on Form F-1

(CIK Number: 0001867729)

Representations Made Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F

To whom it may concern:

WeRide Inc. is an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”). In connection with the proposed initial public offering of the Company’s Class A ordinary shares to be represented by American depositary shares (the “Offering”), the Company hereby respectfully makes the representations to the Securities and Exchange Commission (the “Commission”) required by Instruction 2 to Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”), a company may comply with only the 15-month requirement in Item 8.A.4 of Form 20-F if the company is able to make the representations specified by Instruction 2 to Item 8.A.4 of Form 20-F.

The Company’s confidential submission of the draft registration statement on Form F-1 (the “Draft Registration Statement”) on the date hereof contained audited consolidated financial statements as of January 1, 2020, December 31, 2020 and 2021 and for the years ended December 31, 2020 and 2021 prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

In submitting the Draft Registration Statement, the Company is complying with the 15-month requirement, rather than the 12-month requirement, with respect to the last year of audited financial statements. The Company is submitting this representation letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents to the Commission that:

1.	the Company is not required by any jurisdiction outside of the United States to issue audited financial statements as of a date not older than 12 months at the time this document is submitted;

2.	compliance with the 12-month requirement in Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company;

3.	the Company does not anticipate that its audited financial statements for the year ended December 31, 2022 will be available until late March or early April 2023; and

4.	in no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering,

The Company is submitting this letter as an exhibit to the Draft Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

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Please do not hesitate to contact the undersigned at jennifer.li@weride.ai, or the Company’s counsel Haiping Li of Skadden, Arps, Slate, Meagher & Flom LLP at haiping.li@skadden.com if you have any questions regarding the foregoing.

Very truly yours,

WeRide Inc.

By:	/s/ Jennifer Xuan Li
Name:	Jennifer Xuan Li
Title:	Vice President of Finance

cc:	Haiping Li, Esq., Partner, Skadden, Arps, Slate, Meagher & Flom LLP

Brian V. Breheny, Esq., Partner, Skadden, Arps, Slate, Meagher & Flom LLP

Allen Lu, Partner, KPMG Huazhen LLP